Exhibit 4.4.1






         --------------------------------------------------------------



                           THE TRANSLATION GROUP, LTD.

                                       AND

                          WERBAL-ROTH SECURITIES, INC.

                                  -------------






                                REPRESENTATIVE'S
                                WARRANT AGREEMENT



                           Dated as of _________, 1996






         --------------------------------------------------------------








         REPRESENTATIVE'S WARRANT AGREEMENT ("Agreement") dated as of __________, 1996 between THE TRANSLATION GROUP, LTD., a Delaware corporation (the "Company") and WERBAL ROTH SECURITIES, INC. ("Werbal-Roth") (Werbal-Roth is hereinafter referred to variously as the "Holder" or the "Representative").

                              W I T N E S S E T H:


         WHEREAS, the Company proposed to issue to the Representative warrants ("Representative's Warrants") to purchase up to an aggregate 120,000 shares ("Shares") of common stock, par value $.001 per Share, of the Company ("Common Stock") and 160,000 Redeemable Common Stock Purchase Warrants ("Warrants"). The Shares, Warrants and shares of Common Stock underlying the Warrants are hereinafter collectively referred to as the "Securities"; and

         WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Representative and the Company to act as the Representative in connection with the Company's proposed public offering of up to 1,200,000 shares of Common Stock at a public offering price of $3.00 per share of Common Stock and 1,600,000 Warrants at a public offering price of $.20 per Warrant (the "Public Offering"); and


         WHEREAS, the Representative's Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the Representative's compensation in connection with, the Representative acting as the Representative pursuant to the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of an aggregate of Two Hundred Fifth ($250.00), the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:


          1. Grant. The Holder is hereby granted the right to purchase, at any time from ________, 1997 until 5:30 P.M., Florida time, on ________, 2001 up to an aggregate of 120,000 Shares at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $3.90 per Share and 160,000 Warrants at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $.26 per Warrant, each of which, upon exercise, entitled the owner thereof to purchase one share of Common Stock during the three years following the date hereof at a price of $5.20, subject to the terms and conditions of this Agreement. Except as set forth herein, the Securities issuable upon exercise of the Representative's Warrants are in all respects identical to the Securities being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.







          2. Warrant Certificates. The warrant certificates evidencing the Representa- tive's Warrants (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

          3.  Exercise of Warrant.

                  3.1 Method of Exercise. The Representative's Warrants initially are exercisable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) per Security set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Securities purchased at the Company's principal offices located at 7703 Maple Avenue, Pennsauken, New Jersey 08109), the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Securities so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Securities). The Representative's Warrants may be exercised to purchase all or part of the Securities represented thereby. In the case of the purchase of less than all the Representatives's Warrant Securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Securities purchasable thereunder.

                  3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Representative's Warrants shall have the right at any time and from time to time to exercise the Representative's Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 as payment of the aggregate Exercise Price. The number of Representative's Warrants to be surrendered in payment of the aggregate Exercise Price for the Warrants to be exercised shall be determined by multiplying the number of Representative's Warrants to be exercised by the Exercise Price per Security, and then dividing the product thereof by an amount equal to the Market Price (as defined below) minus the Exercise Price. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 13 hereof ("Notice Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

                  3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be (i) when referring to the Common Stock, the average


                                       2




of the last reported sale prices for the last thirty (30) trading days, as officially reported by the National Association of Securities Dealers Automated Quotation System, Inc. Small Cap Market ("NASDAQ") or by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, or quoted by NASDAQ, the average closing bid price as furnished by the NASD through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

          4. Issuance of Certificates. Upon the exercise of the Representative's Warrants, the issuance of certificates for the Securities, underlying such Representative's Warrants shall be made forthwith (and in any event within three
(3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The Warrant Certificates and the certificates representing the Securities shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.


          5. Restriction on Transfer of Representative's Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Representative's Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Representative's Warrants may not be sold, transferred, assigned hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers or partners of the underwriters and members of the selling group participating in the Public Offering.

          6. Exercise Price.

                  6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $3.90 per Share and $.26 per Warrant. The adjusted exercise price shall be the price which shall result


                                       3




from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.


                  6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

          7.      Registration Rights.


                  7.1 Registration Under the Securities Act of 1933. The Representative's Warrants, the Shares, the Warrants and all other Securities issuable upon exercise of the Warrants have been registered under the Securities Act of 1933, as amended (the "Act").


                  7.2 Piggyback Registration. If, at any time during the period commencing one (1) year from the date hereof and expiring four (4) years thereafter, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Representative's Warrants and/or the Securities of its intention to do so. If the Representative or other Holders of the Representative's Warrants and/or Securities notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any Securities in such proposed registration statement, the Company shall afford the Representative and such Holders of the Representative's Warrants and/or Securities the opportunity to have any such Representative's Warrant Securities registered under such registration statement. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to the Company that the total number of securities which such Holders, the Company and other persons or entities intend to include in such offering exceeds the number which can reasonably be sold in such offering, then the securities to be offered for the account of the Holders will be reduced pro rata to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by such managing underwriter.

                  Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  7.3      Demand Registration.


                           (a)    At any time  commencing one (1) year after the
effective date of the Registration Statement and expiring four (4) years thereafter, the Holders of the Representative's Warrants and/or Securities representing a "Majority" (as hereinafter




                                       4




defined) of such Securities (assuming the exercise of all of the Representative's Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), at the Company's expense, exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Securities for nine (9) consecutive months by such Holders and any other Holders of the Representative's Warrants and/or Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

                           (b)    The  Company  covenants  and  agrees  to  give
written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Representative's Warrants and the Securities within ten (10) days from the date of the receipt of any such registration request.

                  7.4 Covenants of the Company with Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

                           (a)    Subject to Section 7.3, the Company  shall use
its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective as soon as reasonably practicable, and shall furnish each Holder desiring to sell Securities such number of prospectuses as shall reasonably be requested.

                           (b)    The  Company  shall pay all  costs  (excluding
fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees (not to exceed $35,000) and expenses. If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s) be liable for any or all damages sustained by the Holder(s) requesting registration of their Securities.

                           (c)    The  Company  will take all  necessary  action
which may be required in qualifying or registering the Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to (i) execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction and (ii) "blue sky" Securities only in those states where the Company's initial public offering was registered under the state securities or blue sky laws.


                                        5




                           (d)    The Company  shall  indemnify the Holder(s) of
the Warrant to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 7 of the Underwriting Agreement.

                           (e)    The  Holder(s)  of the  Securities  to be sold
pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors, and its counsel and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

                           (f)    Nothing  contained in this Agreement  shall be
construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                           (g)    The  Company  shall  furnish  to  each  Holder
participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.


                                        6




                           (h)    The Company shall as soon as practicable after
the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                           (i)    The  Company  shall  deliver  promptly to each
Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request. Prior to any such investigation, a Holder shall execute a confidentiality agreement with the Company.

                           (j)    The Company  shall enter into an  underwriting
agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Securities requested to be included in such underwriting, which may be the Representative. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

                           (k)    For  purposes  of  this  Agreement,  the  term
"Majority" in reference to the Holders of Representative's Warrants or Securities, shall mean in excess of fifty percent (50%) of the then outstanding Representative's Warrants or Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.



                                        7




                  7.5 Obligation of Holder. In connection with any registration under Section 7.2 or 7.3 hereof, each Holder desiring to sell Securities shall deliver to the Company a representation letter in form reasonably acceptable to the Company, as to compliance with Rule 10b-6 and shall deliver such additional information to the Company concerning the Holder and his intended plan of distribution.

          8.      Adjustments to Exercise Price and Number of Securities.


                  8.1 Computation of Adjusted Exercise Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue any shares of Common Stock (other than the issuances or sales referred to in Section 8.7 hereof), as set forth in this Section 8, then forthwith upon such issuance, the Exercise Price shall (until another such issuance) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to the issuance of such shares, multiplied by the Exercise Price in effect immediately prior to such issuance, and (b) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 8.3 hereof.


                  For the purposes of this Section 8 the term Exercise Price shall mean the Exercise Price per Share or per Warrant set forth in Section 6 hereof, as adjusted from time to time pursuant to the provisions of this Section 8.

                  For the purposes of any computation to be made in accordance with this Section 8.1, the following provisions shall be applicable:

                           (a)    In case of the  issuance  or sale of shares of
Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                           (b)    In case  of the  issuance  or sale  (otherwise
than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the


                                       8




consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company and shall include any amounts payable to security holders or any affiliates thereof, including without limitation, pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts being valued for the purposes hereof at the aggregate amount payable thereunder, whether such payments are absolute or contingent, and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

                           (c)    Shares  of  Common  Stock  issuable  by way of
dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.


                           (d)    The  reclassification  of  securities  of  the
Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (b) of this
Section 8.1.

                           (e)    The  number of  shares of Common  Stock at any
one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities exclusive of 300,000 shares issuable upon options under the Company's 1996 Stock Option Plan and any additional options which are not vested or then exercisable.


                  8.2      Options,   Rights,   Warrants  and   Convertible  and
Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 8.1 hereof, provided that:

                           (a)    The  aggregate  maximum  number  of  shares of
Common Stock, as the case may be, issuable under such options, rights or warrants shall be


                                       9




deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.

                           (b)    The  aggregate  maximum  number  of  shares of
Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

                           (c)    If any  change  shall  occur in the  price per
share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 8.2, or in the price per share at which the securities referred to in subsection (b) of this Section 8.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities, provided, however, in no event shall the adjustment provide the Holder with any greater rights arising from consecutive adjustments than if the last adjustment occurred initially.

                  8.3 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  8.4 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Securities issuable upon the exercise at the adjusted Exercise Price of each Representative's Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Securities issuable upon exercise of the Representative's Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.


                                       10



                  8.5 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Representative's Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

                  8.6 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Representative's Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Representative's Warrant) to receive, upon exercise of such Representative's Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Representative's Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                  8.7 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                           (a)    Upon   the    issuance    or   sale   of   the
Representative's Warrants, the Shares issuable upon the exercise of the Representative's Warrants; the Warrants issuable upon the exercise of the Representative's Warrants, and the shares of Common Stock issuable upon the exercise of the Warrants;

                           (b)    If the amount of said adjustment shall be less
than two cents (2(cent)) per Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2(cent)) per Security.

                           (c)    Upon the  issuance of up to 300,000  Shares of
Common Stock under the Company's Stock Option Plan.



                                       11





                  8.8 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Representative's Warrants fix a record date for the determination of stockholders entitled to receive (including any such distribution made to the stockholders of the Company in connection with consolidation or merger in which the Company is the continuing corporation in a distribution to all holders of Common Stock) shares of Common Stock, evidence of its indebtedness, cash or assets or rights, options or warrants to subscribe for or purchase shares of Common Stock, or securities convertible into, or exchangeable for, shares of Common Stock in a distribution to all holders of Common Stock, then, in each case, the Exercise Price in effect at the time of such record date shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidence of indebtedness or assets so to be distributed, or such shares, rights, options or warrants or convertible or exchangeable securities, or the amount of cash, applicable to one share of Common Stock, and the denominator of which shall be the Market Price per share of Common Stock on such Record Date. Such adjustment shall be made successively whenever any event listed above shall occur and become effective at the close of business on such record date.


          9. Exchange and Replacement of Representative's Warrant Certificates. Each Representative's Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Representative's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Representative's Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Representative's Warrants or Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of a share of Common Stock or other securities, properties or rights.


                                       12



         11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Representative's Warrants and Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Representative's Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Representative's Warrants shall be outstanding, the Company shall use its best efforts to cause all Shares and Warrants issuable upon the exercise of the Representative's Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Shares and Warrants issued to the public in connection herewith may then be listed and/or quoted on NASDAQ/Small Cap.

         12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Representative's Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the



                                       13




issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13.      Notices.

                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered by hand or overnight service, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b)      If to  the  Company,  to the  address  set  forth  in
Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

         15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         16. Termination. This Agreement shall terminate at the close of business on ____________, 2001. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on May 16, 2004.

         17. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Florida or of the United States of America for the Southern District of Florida, and irrevocably submits to such


                                       14




jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         18. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Representative and any other registered Holders of Warrant Certificates or Warrant Securities.

         22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.



                                       15





         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                           THE TRANSLATION GROUP, LTD.



                                           By:____________________________
                                              Charles D. Cascio, President



                                           WERBAL-ROTH SECURITIES , INC.


                                           By:____________________________
                                              Howard Roth, President



                                       16